Exhibit 99

FOR IMMEDIATE RELEASE

MATRIX SERVICE COMPANY ANNOUNCES THE APPOINTMENT OF

MICHAEL J. BRADLEY AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

TULSA, OK – October 5, 2006 Matrix Service Co. (Nasdaq: MTRX), a leading industrial services company, announced today that Michael J. Bradley will join the company as president and chief executive officer. Mr. Bradley succeeds Michael J. Hall, who has served as acting president and chief executive officer since March 2005.

Mr. Bradley is currently president and chief executive officer of DCP Midstream Partners, LP (NYSE: DPM), a publicly-traded natural gas and natural gas liquids midstream business based in Denver, Colorado. Prior to his current role, from 2002 to 2005, he was group vice president, gathering and processing, for Duke Energy Field Services (DEFS) where he was responsible for managing the natural gas midstream business.

Mr. Hall said, “With his extensive experience in the energy industry, Mike Bradley is well prepared to assume leadership of Matrix Service Company. He brings a demonstrated ability and proven record of success in building, leading and motivating an organization. He has successfully developed and implemented business strategies in a number of different businesses throughout his career.”

Mr. Bradley joined DEFS in 1994 as senior vice president, Commercial. In 1999, he assumed the role of senior vice president, Northern Division, with profit and loss responsibility for the midstream business in the Mid-Continent, Rocky Mountain and Canadian regions. Prior to joining DEFS, he was vice president and general manager of operations for Panhandle Eastern Pipeline. Mr. Bradley has more than 29 years of experience in the energy industry. He earned a Bachelor of Science degree in Civil Engineering from the University of Kansas in 1977 and completed the Executive Management Program in 1993 at Duke University.

Mr. Bradley will relocate from Denver to Tulsa and plans to start in early November. As announced previously, upon Bradley assuming the Matrix Service CEO position, Michael J. Hall, acting president and CEO, will succeed I. Edgar (Ed) Hendrix as chairman of the Board of Directors. Mr. Hendrix will continue to serve on the Board and as chairman of the Audit Committee.

About Matrix Service Company

Matrix Service Company provides general industrial construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in Oklahoma, Texas, California, Michigan, Pennsylvania, Illinois, Washington, and Delaware in the U.S. and Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate”, “continues”, “expect”, “forecast”, “outlook”, “believe”, “estimate”, “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those identified in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For more information, please contact:

Matrix Service Company

Les Austin, Vice President Finance and CFO

T: +1-918-838-8822

E: laustin@matrixservice.com

Investors and Financial Media:

Trúc Nguyen, Deputy Managing Director

The Global Consulting Group

T: +1-646-284-9418

E: tnguyen@hfgcg.com

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